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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the reference to us under the caption "Experts" and to the use of our report dated March 5, 2000, except for Note 1 as to which the date is March 23, 2000, with respect to the financial statements of Zanova, Inc. included in Amendment No. 2 to the Onvia.com, Inc. Form S-4 filing regarding the acquisition of DemandStar.com, Inc.

/s/ Ernst & Young LLP

Phoenix, Arizona
January 29, 2001